Dryden Government Income Fund, Inc.
For the fiscal year ended 2/28/07
File number 811-3712

SUB-ITEM 77D
Policies With Respect to Security Investment
Cash Accumulation Trust
       Liquid Assets Fund
National Money Market Fund
Dryden California Municipal Fund
       California Income Series
Dryden Core Investment Fund
       Taxable Money Market Series
Short-Term Bond Series
Dryden Global Real Estate Fund, Inc.
Dryden Global Total Return Fund, Inc.
Dryden Government Income Fund, Inc.
Dryden Government Securities Trust
       Money Market Series
Dryden High Yield Fund, Inc.
Dryden Index Series Fund, Inc.
       Dryden Stock Index Fund
Dryden Municipal Bond Fund
       High Income Series
Insured Series
Dryden National Municipals Fund, Inc.
Dryden Short-Term Bond Fund, Inc.
       Dryden Short-Term Corporate Bond Fund
Dryden Ultra Short Bond Fund
Dryden Small Cap Core Equity Fund, Inc.
Dryden Tax-Free Money Fund
Dryden Tax-Managed Funds
Dryden Large-Cap Core Equity Fund
Dryden Total Return Bond Fund, Inc.
Jennison 20/20 Focus Fund
Jennison Blend Fund, Inc.
Jennison Natural Resources Fund, Inc.
Jennison Sector Funds, Inc.
       Jennison Financial Services Fund
Jennison Health Sciences Fund
Jennison Technology Fund
Jennison Utility Fund
Jennison Small Company Fund, Inc.
Jennison U.S. Emerging Growth Fund, Inc.
Jennison Value Fund
MoneyMart Assets, Inc.
Prudential Institutional Liquidity Portfolio, Inc.
       Institutional Money Market Series
Prudential Investment Portfolios, Inc.
       Dryden Active Allocation Fund
       JennisonDryden Asset Allocation Funds
       JennisonDryden Conservative Allocation Fund
JennisonDryden Moderate Allocation Fund
JennisonDryden Growth Allocation Fund
Jennison Growth Fund
Jennison Equity Opportunity Fund
Prudential World Fund, Inc.
       Dryden International Equity Fund
Strategic Partners International Value Fund
Nicholas-Applegate Fund, Inc.
Strategic Partners Opportunity Funds
       Dryden Strategic Value Fund
Jennison Select Growth Fund
Strategic Partners New Era Growth Fund
Strategic Partners Style Specific Funds, Inc.
       Jennison Conservative Growth Fund
Dryden Small Capitalization Value Fund
Strategic Partners Large Capitalization Value Fund
Strategic Partners Total Return Bond Fund
Target Asset Allocation Funds, Inc.
       Target Conservative Allocation Fund
Target Growth Allocation Fund
Target Moderate Allocation Fund
Supplement dated February 21, 2007 to the Prospectus
This supplement amends the Prospectus of each of the
Funds referenced above and is in addition to any
existing supplement to a Funds' Prospectus.
All of the changes contained in this supplement
will be effective on or about May 29, 2007.
All of the changes disclosed in this supplement
may not apply to you, including, but not
limited to, if you are a beneficial owner of
shares of a Fund or if the disclosure pertains
to a share class that you do not own or to a
share class not within your Fund.
1.The third paragraph under the caption
How to Sell Your Shares is deleted and replaced
with the following paragraph:
Generally, we will pay you for the shares that you
sell within seven days after the Transfer Agent,
the Distributor or your broker receives your
sell order. If you hold shares through a broker,
payment will be credited to your account. If you
are selling shares you recently purchased with
a check, we may delay sending you the proceeds
until your check clears, which can take up to 7
days from the purchase date. Your broker may
charge you a separate or additional fee for
sales of shares.
2.The paragraph captioned
Automatic Reinvestment under the section
Additional Shareholder Services is deleted
and replaced with the following:
Automatic Reinvestment . As we explained in the
Fund Distributions and Tax Issues section,
the Fund pays out or distributes  its net
investment income and capital gains to all
shareholders. For your convenience, we will
automatically reinvest your distributions in
the Fund at NAV, without any sales charge. If
you want such distributions paid in cash, you
can indicate this preference on your application,
or by notifying your broker or the Transfer Agent
in writing (at the address below) at least five
business days before the date we determine who
receives dividends. Distributions of $10.00 or
less may not be paid out in cash, but may be
automatically reinvested into your account.
3. The last sentence under the
caption Contingent Deferred Sales Charge
(CDSC) is revised as follows:
The holding period for purposes of determining
the applicable CDSC will be calculated from
the anniversary date of the purchase, excluding
any time Class B, Class F or Class C shares were
held in a money market fund.
4.For Funds with Class L, Class M
and Class X shares, the forth paragraph under the
caption Contingent Deferred Sales Charge
(CDSC) is replaced with the following paragraph:
As we noted before in the Share Class Comparison
chart, if you purchase $1 million or more of Class
A or Class L shares, although you are not subject
to an initial sales charge, you are subject to a
1% CDSC for shares redeemed within 12 months of
purchase. (The CDSC is waived for purchases by
certain retirement and/or benefit plans). The
CDSC for Class B shares is 5% in the first year,
4% in the second, 3% in the third, 2% in the
fourth, and 1% in the fifth and sixth years.
The CDSC is 1% for Class C shares  which is
applied to shares sold within 12 months of
purchase. The CDSC for Class M and X shares is 6%
in the first year, 5% in the second year, 4% in the
third year, 3% in the fourth year, 2% in the fifth and
sixth years and 1% in the seventh year. The CDSC for New
Class X shares is 6% in the first year, 5% in the
second year, 4% in the third and fourth years, 3%
in the fifth year, 2% in the sixth and seventh
years and 1% in the eighth year. The CDSC is
calculated based on the lesser of the original
purchase price or the redemption proceeds, except
that the CDSC is calculated based on the shares
NAV at the time of purchase for Class M and
Class X shares purchased prior to January 1, 2002.
For Class M and Class X purchases made after
January 1, 2002 the CDSC will be calculated based on
the original cost of the purchase . The rate
decreases on the anniversary date of your purchase
(except for Class M and X purchases the rate
decreases on the first day of the anniversary
month of your purchase, not on the anniversary
date itself).
5.For Funds with Class M and Class X
shares,the last sentence of the caption Class B,
Class F, Class M, Class X and New Class X Shares
Automatically Convert to Class A Shares is replaced
with the following sentence:
Conversions are quarterly for Class B and Class
F shares and monthly for Class M and Class X
shares. For more information, see the SAI.
6. The following disclosure is
added to the caption entitled Class B, Class
M and New Class X Shares Automatically Convert
to Class A Shares or Class B Shares Automatically
Convert to Class A Shares, as applicable:
If you hold Class B share certificates, the
certificates must be received by the Transfer
Agent in order for your Class B shares to convert
from Class B to Class A shares. Certificate deposited
shares will convert during the next quarterly conversion.
7.For Funds with Class X shares, a
third bullet point is added to the caption
Contingent Deferred Sales Charge (CDSC) as follows:
Any bonus shares received by investors when
purchasing Class X shares.
8.For Funds with Class L, Class M
and Class X shares, the following paragraph
replaces the disclosure under the caption
How to Sell Your Shares 90 Day
Repurchase Privilege:
90-Day Repurchase Privilege
After you redeem your shares (except for Class L,
Class M and Class X), you have a 90-day period
during which you may reinvest back into your
account any of the redemption proceeds in shares
of the same Fund without paying an initial sales
charge. After you redeem your Class L, Class M,
or Class X shares, you have a 90-day period during
which you may reinvest back into your account any
of the redemption proceeds in Class A shares of the
same Fund without paying an initial sales charge.
For Class B and Class F shares, if you paid a CDSC
when you redeemed your Class B or Class F shares,
we will credit your account with the appropriate
number of shares to reflect the amount of the CDSC
you paid on that reinvested portion of your
redemption proceeds. In order to take advantage
of this one-time privilege, you must notify the
Transfer Agent or your broker at the time of the
repurchase. For more information, see the SAI.
9.The third sentence of the third
paragraph under the caption How to Exchange Your
Shares is replaced with the following sentence:
If you have exchanged Class B, Class F or Class C
shares into a money market fund, the time you hold
the shares in the money market account will not be
counted in calculating the required holding period
for CDSC liability.
10.The last paragraph under the caption
Fund Distribution and Tax Issues  Distributions
is deleted and replaced with the following:
For your convenience, a Funds distributions of
dividends and net capital gains are automatically
reinvested in the Fund without any sales charge.
If you ask us to pay the distributions, we will
send you a check if your account is with Prudential
Mutual Fund Series LLC (the Transfer Agent). Otherwise,
if your account is with a broker, you will receive a
credit to your account. Either way, the distributions
may be subject to income taxes unless your shares
are held in a qualified or tax-deferred plan or
account. If your dividend distribution check(s)
remains uncashed for more than six months, your
check(s) may be invested in additional shares of
the Fund at the next NAV calculated on the day of
the investment. For more information about automatic
reinvestment and other shareholder services,
see Additional Shareholder Services in the
next section.
10.The Transfer Agents addresses
under the captions How to Buy Shares Opening
an Account, Additional Shareholder Services
Automatic Reinvestment, How to Sell Your Shares,
and How to Exchange Your Shares are deleted and
replaced with the following address:
Prudential Mutual Fund Services LLC
P.O. Box 9658
Providence, RI 02940
11. The Transfer Agents address
on the back cover of each prospectus is deleted
and replaced with the following address:
Prudential Mutual Fund Services LLC
P.O. Box 9655
Providence, RI 02940
3
LR00124